Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Neither Avid nor Midiman undertake any obligation to update publicly or revise any forward-looking statements.

On August 20, 2004, Avid completed the acquisition of Midiman, Inc. The unaudited pro forma condensed combined financial information gives effect to this acquisition.  For purposes of the statements of operations, the pro forma financial information is presented assuming the acquisition occurred as of January 1, 2003. Avid’s fiscal year end is December 31 and Midiman’s is January 31.  Therefore, the pro forma statements of operations herein combine Avid’s statement of operations for the year ended December 31, 2003 with Midiman’s statement of operations for the fiscal year ended January 31, 2004, and Avid’s statement of operations for the six-month period ended June 30, 2004 with Midiman’s statement of operations for the six-month period ended April 30, 2004.  For purposes of the balance sheet, the pro forma financial information is presented assuming the acquisition occurred as of June 30, 2004.  The pro forma balance sheet included herein combines Avid’s balance sheet as of June 30, 2004 with Midiman’s balance sheet as of April 30, 2004.

Under the purchase method of accounting, the purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their fair values as of the consummation of the acquisition. The determination of these fair values includes Avid management’s consideration of a valuation of Midiman’s intangible assets prepared by an independent valuation specialist. The allocation included in this pro forma financial information was based on the balance sheet of Midiman as of April 30, 2004.  The actual purchase accounting allocation will be revised to reflect the net tangible and intangible assets of the acquired entity that exist as of the date of the acquisition.

As consideration for the acquisition, Avid paid $79.7 million in cash and issued 1,974,234 shares of common stock valued at approximately $84.3 million in exchange for all of the outstanding shares of Midiman.  Additionally, Avid granted to Midiman employees stock options to purchase up to approximately 345,000 shares of Avid common stock at a weighted average exercise price of $9.21, in exchange for outstanding Midiman options.  The market price used to value the Avid shares issued as partial consideration for Midiman and the Avid options issued in exchange for outstanding Midiman options was based on the 5 day average closing price of the stock during the period beginning two days before and ending two days after the date that the terms of the acquisition were agreed to and announced publicly.  The following represents a preliminary estimate of the purchase price for accounting purposes for the acquisition of Midiman (dollar amounts are in thousands, except for per share amounts):

Avid average market price per share	$42.724

Avid common shares issued	1,974,234

Portion of offer price settled in Avid common shares	$84,348

Cash consideration paid	79,693

Fair value of Avid stock options exchanged for outstanding Midiman stock options	12,131

Estimated transaction costs of Avid	3,500

Total base purchase price	$179,672

The fair value of Avid stock options exchanged for outstanding Midiman options was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions and results:

Expected dividend yield	0.0%
Risk-free interest rate	3.0%
Expected volatility	59.0%
Expected life (in years)	2.2
Weighted average fair value of option	$35.14

The estimated purchase price has been allocated to the acquired tangible and intangible assets and liabilities based on their estimated fair values as of April 30, 2004.  Independent valuation specialists assisted management of Avid in determining the fair values of the intangible assets. Recording the identifiable intangible assets results in the establishment of a deferred tax liability of approximately $13.0 million, which is offset by the release in like amount of Avid's valuation allowance on its deferred tax assets.  This allocation will be updated to reflect the fair value of the acquired net tangible assets as of the acquisition date (in thousands):

Cash and cash equivalents	$5,394
Accounts receivable	8,858
Inventories	11,256
Other current assets	1,606
Property and equipment	1,421
Intangible assets:
Customer relationships	27,000
Trade name	4,600
Non-compete covenant	1,200
Developed technology	4,600

Total intangible assets	37,400

Goodwill	118,414
Other non-current assets	108
Current liabilities	(10,334)
Deferred compensation	5,549

$179,672

As part of the purchase agreement, Avid may be required to make additional payments to the former shareholders and option holders of Midiman of up to $45 million, contingent upon the operating results of the business acquired.  These payments, if required, will be made through issuance of additional Avid shares, and will be recorded as additional purchase price allocated to goodwill.

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from the transaction is not amortized, but will be subject to an impairment test at least annually (more frequently if certain indicators are present).  In the event that the goodwill becomes impaired, Avid will incur an impairment charge for the amount of impairment during the period in which the determination is made.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Midiman included in this document, and of Avid included in Avid’s Annual Report on Form 10-K for the year ended December 31, 2003 and Avid’s Quarterly Report on Form 10-Q for the period ended June 30, 2004. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Avid that would have been reported had the acquisition of Midiman been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Avid.  For example, going forward, Avid may incur integration related expenses not reflected in the pro forma financial information.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2004

(in thousands, except per share data)

UNAUDITED

	Historical
	Avid	Midiman	Pro Forma Adjustments		Pro Forma Combined

Net revenues	$267,260	$32,514			$299,774
Cost of revenues	115,098	17,824	$529	(1)	133,774
			(252)	(2)
			575	(4)
Gross profit	152,162	14,690	852		166,000

Operating expenses:
Research and development	45,216	2,494	154	(16)	47,864
Marketing and selling	63,510	5,628	236	(16)	68,743
			(529	)(1)
			(102	)(1)
General and administrative	12,070	3,564	529	(16)	16,103
			(60	)(2)
Stock-based compensation	—	463	(463	)(3)	—
Amortization of intangible assets	988	—	1,808		2,796
Total operating expenses	121,784	12,149	1,573		135,506

Operating income	30,378	2,541	(2,425)		30,494

Interest and other income (expense), net	35	106	(102	)(1)	(519)
			(558	)(5)
Loss on derivative		(18,790)	18,790	(6)
Income (loss) before income taxes	30,413	(16,143)	15,705		29,975

Provision for income taxes	200	1,077	(989	)(7)	288

Net income (loss)	$30,213	$(17,220)	$16,694		$29,687

Net income per common share - basic	$0.96				$0.89

Net income per common share - diluted	$0.89				$0.82

Weighted average common shares outstanding - basic	31,413		1,974	(8)	33,387

Weighted average common shares outstanding - diluted	33,912		2,253	(8)	36,165

See accompanying notes to unaudited pro forma condensed combined financial information.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Year Ended December 31, 2003

(in thousands, except per share data)

UNAUDITED

	Historical
	Avid	Midiman	Pro Forma Adjustments		Pro Forma Combined

Net revenues	$471,912	$51,547			$523,459
Cost of revenues	209,373	27,992	$812	(1)	239,142
			(185)	(2)
			1,150	(4)
Gross profit	262,539	23,555	1,777		284,317

Operating expenses:
Research and development	85,552	4,468	568	(17)	90,588
Marketing and selling	109,704	9,670	894	(17)	119,141

			(812	)(1)
			(315	)(1)
General and administrative	23,208	5,490	2,119	(17)	30,730
			(87	)(2)
Restructuring and other costs, net	3,194	—			3,194
Stock-based compensation	—	345	(345	)(3)	—
Amortization of intangible assets	1,316	—	3,617	(4)	4,933

Total operating expenses	222,974	19,973	5,639		248,586

Operating income	39,565	3,582	(7,416)		35,731

Interest and other income, net	1,874	356	(315	)(1)	799
			(1,116	)(5)
Loss on derivative	—	(16,010)	16,010	(6)	—
Income (loss) before income taxes	41,439	(12,072)	7,163		36,530

Provision for income taxes	550	1,611	(1,617	)(7)	544

Net income (loss)	$40,889	$(13,683)	$8,780		$35,986

Net income per common share - basic	$1.40				$1.15

Net income per common share - diluted	$1.25				$1.03

Weighted average common shares outstanding - basic	29,192		1,974	(8)	31,166

Weighted average common shares outstanding - diluted	32,653		2,235	(8)	34,888

See accompanying notes to unaudited pro forma condensed combined financial information.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2004

(in thousands)

UNAUDITED

	Avid	Midiman	Pro Forma Adjustments		Pro Forma Combined
ASSETS:
Current assets:
Cash and marketable securities	$190,697	$5,394	$(83,193	)(9)	$112,898
Accounts receivable, net of allowances	78,702	8,858			87,560
Inventories	34,475	11,256			45,731
Prepaid and other current assets	13,922	1,606			15,528
Total current assets	317,796	27,114	(83,193)		261,717

Property and equipment, net	24,441	1,421			25,862
Deferred tax assets, net	2,557	—			2,557
Acquisition-related intangible assets, net	8,032	1,601	37,400	(10)	45,432
			(1,601	)(11)
Goodwill	41,687	2,339	118,414	(10)	160,101
			(2,339	)(11)
Other assets	3,330	108			3,438
Total assets	$397,843	$32,583	$68,681		$499,107

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$19,953	$6,004			$25,957
Accrued expenses and other current liabilities	46,593	2,759			49,352
Income taxes payable	8,904	1,571			10,475
Deferred revenues	54,546	—			54,546
Total current liabilities	129,996	10,334	—		140,330

Other long term liabilities, less current portion	351	843	(843	)(17)	351
Total liabilities	130,347	11,177	(843)		140,681
Conversion right and put option	—	36,750	(36,750	)(12)	—

Redeemable convertible preferred stock	—	8,322	(8,322	)(13)	—

Common stock	318	1,795	20	(14)	338
			(1,795	)(13)
Additional paid-in capital	431,814	4,699	91,760	(14)	528,273
Accumulated deficit	(164,262)	(26,775)	26,775	(13)	(164,262)

Deferred compensation	(4)	(4,103)	4,103	(13)	(5,553)
			(5,549	)(15)
Accumulated other comprehensive income (loss)	(370)	718	(718	)(13)	(370)

Total stockholders’ equity (deficit)	267,496	(23,666)	114,596		358,426

Total liabilities and stockholders’ equity (deficit)	$397,843	$32,583	$68,681		$499,107

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

On August 20, 2004, Avid completed the acquisition of Midiman.  For purposes of the statements of operations, the pro forma financial information is presented assuming the acquisition occurred as of January 1, 2003. Avid’s fiscal year end is December 31 and Midiman’s is January 31.  Therefore, the pro forma statements of operations herein combine Avid’s statement of operations for the year ended December 31, 2003 with Midiman’s statement of operations for the year ended January 31, 2004, and Avid’s statement of operations for the six-month period ended June 30, 2004 with Midiman’s statement of operations for the six-month period ended April 30, 2004.  For purposes of the balance sheet, the pro forma financial information is presented assuming the acquisition occurred as of June 30, 2004.  The pro forma balance sheet included herein combines Avid’s balance sheet as of June 30, 2004 with Midiman’s balance sheet as of April 30, 2004.

(1)           Represents reclassifications to conform Midiman’s accounting and reporting policies to Avid’s accounting and reporting policies.

(2)           Represents the reversal of intangible amortization expense resulting from acquisitions consummated previously by Midiman.

(3)           Represents the reversal of stock compensation expense relating to stock options issued by Midiman.

(4)           Represents the amortization of intangible assets established as part of the purchase price allocation in connection with the acquisition of Midiman.  Intangible assets are being amortized based on management’s current best approximation of the pattern in which the economic benefits of the intangible assets are consumed over the following number of years. Management will periodically review the determination.

Customer relationships	12 years
Trade name	6 years
Non-competition agreements	2 years
Developed technology	4 years

(5)           Represents the reduction in investment income resulting from the reduced cash balance after payments to effect the acquisition of Midiman.

(6)           Represents the reversal of a loss associated with a put arrangement on preferred shares of Midiman, since the equity structure of Midiman has been replaced by the acquisition.

(7)           Adjusts the effective tax rate to that expected for the combined company.

(8)           The unaudited pro forma condensed combined financial information gives effect to the issuance of Avid stock, based upon an exchange ratio of 0.22202 of a share of Avid stock for each share of Midiman common stock, including Midiman’s preferred stock on an as-if converted basis and a common stock warrant on an as-if exercised basis.  The average market price per share of Avid common stock of $42.72 was based on the 5 day average closing price of the stock during the period beginning two days before and ending two days after the date that the terms of the acquisition were agreed to and announced.

(9)           Represents the cash portion of consideration paid by Avid to acquire Midiman, including transaction costs estimated at $3.5 million.

(10)         Represents the fair value of the intangible assets acquired and the goodwill resulting from the purchase accounting.

(11)         Represent the reversal of Midiman’s goodwill and other intangible assets recorded in connection with previous acquisitions, which are inherently comprehended in the current fair values of intangible assets recorded in connection with Avid’s acquisition of Midiman.

(12)         Represents the elimination of a conversion right and put option associated with Midiman’s preferred stock prior to the acquisition, since the equity structure of Midiman has been replaced by the acquisition.

(13)         Represents the elimination of Midiman’s historical redeemable preferred stock and equity accounts.

(14)         Represents the issuance of Avid common stock as consideration in the acquisition.

(15)         Represents deferred stock compensation associated with the intrinsic value of unvested stock options exchanged in the transaction.  The amount of deferred compensation was based on the portion of the intrinsic value of the Avid stock options issued that relates to the future vesting period.

(16)         Represents the amortization of deferred stock compensation expense for unvested stock options exchanged in the acquisition of Midiman by Avid.  The deferred compensation is being amortized over the remaining vesting period of the assumed options.  The amortization expense has been recorded in the expense category associated with the departmental classification of the grantee.

(17)         Represents the reversal of previously recorded deferred tax liabilities of Midiman based upon the offsetting effects of Avid's deferred tax assets.